NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

NUMBER

AURA®

SYSTEMS, INC.

SHARES

AUTHORIZED COMMON STOCK: 50,000,000 SHARES
PAR VALUE: $.0001

CUSIP NO. 05155F 20 0

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of **AURA SYSTEMS, INC.** Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

AURA SYSTEMS, INC.
CORPORATE
Seal
DELAWARE

SECRETARY

CHAIRMAN

INTERWEST TRANSFER CO. INC. P.O. BOX 17136 / SALT LAKE CITY, UTAH 84117

COUNTERSIGNED & REGISTERED

COUNTERSIGNED Transfer Agent-Authorized Signature